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                                                                     EXHIBIT 5.1

                        WILSON SONSINI GOODRICH & ROSATI
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                  TELEPHONE 650-493-9300 FACSIMILE 650-493-6811
                                  WWW.WSGR.COM

                                 August 2, 1999


Epicor Software Corporation
195 Technology Drive
Irvine, CA 92618-2402

         RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have acted as counsel to Epicor Software Corporation, a Delaware corporation (the "Company" or "you") and have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about August 2, 1999 in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act") of 550,000 shares of your Common Stock (the "Shares"), available for sale under the Company's Employee Stock Purchase Plan, as amended and restated ( the "Plan"). As your legal counsel, we have examined the amended and restated Certificate of Incorporation and Bylaws of the Company, the Plan and such other documents of the Company as we have deemed necessary or appropriate for the purposes of the opinion expressed herein, and are familiar with the proceedings proposed to be taken by you in connection with the operation and administration of the Plan and the sale and issuance of the Shares pursuant to the Plan.

         In our opinion, the Shares, when issued and sold in the manner referred to in the Plan and pursuant to the agreements which accompany the Plan, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendment thereto.

                                       Very truly yours,


                                       /s/ WILSON SONSINI GOODRICH & ROSATI
                                       -----------------------------------------
                                           WILSON SONSINI GOODRICH & ROSATI
                                           Professional Corporation